Exhibit 99.1

CENCORA ANNOUNCES FINANCIAL LEADERSHIP TRANSITION

Cencora reaffirms fiscal 2026 financial guidance

CONSHOHOCKEN, PA, March 17, 2026 — Cencora, Inc. (NYSE: COR) today announced that James F. Cleary will retire as Executive Vice President and Chief Financial Officer effective June 30, 2026. Cencora has engaged an executive search firm to identify and evaluate potential successors from internal and external candidates. Mr. Cleary will assist in the search process and will serve in an advisory capacity through the end of 2026 to help ensure a smooth transition.

Mr. Cleary, 62, has served as Cencora’s CFO since November 2018. He joined the Company in February 2015, following its acquisition of MWI Veterinary Supply, where he had served as Chief Executive Officer for over a decade.

“On behalf of the Board and Enterprise Leadership Team, I want to thank Jim for his years of pragmatic leadership, strategic insight and consistent financial stewardship,” said Robert P. Mauch, President and Chief Executive Officer of Cencora. “Jim retires with an outstanding track record of driving growth and shareholder value during his over 20 years as a public company executive.”

“I have had the pleasure of working with Jim for twelve years,” said Mark Durcan, Chair of Cencora’s Board of Directors. “He is a consistent, thoughtful and practical leader with a demonstrated track record of connecting strategic vision and business acumen for the organizations he’s been a part of. We appreciate that Jim will remain with Cencora for the next several months and we wish him the best in his next chapter.”

“Working with this team has been the highlight of my career,” said Cleary. “I’m very proud of what we accomplished together at Cencora, enhancing value for all stakeholders. As I step into my next chapter, I do so with great confidence in Cencora and the talented people across the company.”

Cencora is also reaffirming its previously issued adjusted diluted EPS guidance range of $17.45 to $17.75 for fiscal year 2026.

About Cencora

Cencora is a leading global pharmaceutical solutions organization centered on improving the lives of people and animals around the world. We partner with pharmaceutical innovators across the value chain to facilitate and optimize market access to therapies. Care providers depend on us for the secure, reliable delivery of pharmaceuticals, healthcare products, and solutions. Our 51,000+ worldwide team members contribute to positive health outcomes through the power of our purpose: We are united in our responsibility to create healthier futures. Cencora is ranked #10 on the Fortune 500 and #18 on the Global Fortune 500 with more than $300 billion in annual revenue. Learn more at investor.cencora.com

Cencora’s Cautionary Note Regarding Forward-Looking Statements

Certain of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). Words such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “sustain,” “synergy,” “target,” “will,” “would” and similar expressions are intended to identify such forward-looking statements, but the absence of these words does not mean the statement is not forward-looking. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances and speak only as of the date hereof. These statements are not guarantees of future performance and are based on assumptions and estimates that could prove incorrect or could cause actual results to vary materially from those indicated. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those indicated is included (i) in the “Risk Factors” and “Management's Discussion and Analysis” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and elsewhere in that report and (ii) in other reports filed by the Company pursuant to the Securities Exchange Act. The Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by the federal securities laws.

Contact:

Bennett S. Murphy

Senior Vice President, Investor Relations & Enterprise Productivity

bennett.murphy@cencora.com